Exhibit 10.27

                                 PROMISSORY NOTE


$20,000,000.00                                               Melville, New York
                                                         Date: October 24, 2005


     FOR VALUE RECEIVED, 800-FLOWERS.COM, INC., a New York corporation, 800-FLOWERS, INC., a New York corporation, THE CHILDREN'S GROUP, INC., a Delaware corporation, and THE PLOW & HEARTH, INC., a Virginia corporation (collectively, the "Borrower"), hereby promises to pay on December 31, 2006 (the "Maturity Date") to the order of JPMORGAN CHASE BANK, N.A. (the "Bank"), at the office of the Bank at 395 North Service Road, Melville, New York 11747-3142 in immediately available funds, the principal amount of TWENTY MILLION AND NO/100 DOLLARS ($20,000,000.00) (or, if less, the aggregate outstanding amount of all Loans (as defined below). The Borrower further promises to pay interest (computed on the basis of actual number of days elapsed over a year of 360 days) on each Interest Payment Date at a rate of interest for each Interest Period equal to, at the selection of the Borrower and subject to the discretion of the Bank as described herein, a per annum rate of either the Adjusted LIBO Rate plus
3.00 % or the Adjusted Prime Rate (as recorded on the grid attached hereto) on the unpaid principal amount of each Loan until such principal amount is paid in full.

                 Line of Credit; Discretionary Loans by the Bank

     This note evidences loans (each a "Loan" and collectively the "Loans") made or continued by the Bank under an uncommitted line of credit advised to the Borrower by a letter dated October 12, 2005 (as hereafter amended, modified, renewed, extended or superceded, the "Line Letter"). Each Loan is made by the Bank in its sole discretion as exercised when such Loan is requested by the Borrower. In addition, the Bank has advised the Borrower pursuant to the Line Letter that it will issue Commercial and Standby Letters of Credit on the Borrower's behalf on such terms as are mutually agreed upon between the Bank and the Borrower from time to time (collectively, the "Letters of Credit"); provided that at no time shall the aggregate amount of outstanding Letters of Credit (including, without limitation, unreimbursed draws) exceed $5,000,000. The amount of Loans and Letters of Credit (including, without limitation, unreimbursed draws) shall in no event exceed $20,000,000.00 in aggregate principal amount outstanding at any time. The Borrower shall request each LIBOR Loan upon at least three (3) Business Days' prior written notice to the Bank and may request a Prime Rate Loan upon same day written notice to the Bank. Each such request shall specify, among other things, the amount of the Loan, the proposed borrowing date and whether such Loan will be a LIBOR Loan or a Prime Rate Loan. Each LIBOR Loan shall be in a minimum principal amount of $500,000 or any larger multiple of $100,000 and each Prime Rate Loan shall be in a minimum principal amount of $100,000. If the Borrower shall not timely notify the Bank that it has selected the Adjusted LIBO Rate for a Loan prior to its making then such Loan shall be a Prime Rate Loan and bear interest at the Adjusted Prime Rate.

     The date, amount, rate of interest and maturity date of each Loan and payment(s) (if any) of principal, the Loan(s) to which such payment(s) will be applied as set forth in the next paragraph and the outstanding principal balance of Loans shall be recorded by the Bank on its books and records (which may be electronic in nature) and at any time and from time to time may be, and shall be prior to any transfer and delivery of this note, entered by the Bank on the schedule attached or any continuation of the schedule attached hereto by the Bank (at the discretion of the Bank, any such entries may aggregate Loans (and payments thereon) with the same interest rate and Interest Period and, if made on a given date, may show only the Loans outstanding on such date, and the initial entry may reflect the aggregate loans outstanding to the Borrower on the date hereof which are being continued under and evidenced by, and the terms and provisions of which are hereby governed by, this note. Any such entries shall be conclusive in the absence of manifest error. The failure by the Bank to make any or all such entries shall not relieve the undersigned from its obligation to pay any and all amounts due hereunder.

     Unless otherwise directed by the Borrower, so long as no Event of Default shall have occurred and be continuing, the Bank shall apply any repayments or prepayments of principal first to Prime Rate Loans, thereafter to LIBOR Loans with Interest Periods expiring on such date and thereafter, subject to the provisions included herein under "Break-Funding Payments", the remaining LIBOR Loans.




Interest

     (a) Each LIBOR Loan shall bear interest, for each Interest Period applicable to such Loan, at a rate per annum equal to 1.50% above the Adjusted LIBO Rate for such Interest Period.

     (b) Each Prime Rate Loan shall bear interest at a floating rate per annum for each day outstanding at the Prime Rate as in effect on such day.

     (c) Any overdue payments of principal of and, to the extent permitted by law, interest on any Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the rate in effect for such Loan on such day.

The Borrower may elect to continue any LIBOR Loan or Prime Rate Loan as a LIBOR Loan or Prime Rate Loan, or to covert such Loan into a Prime Rate Loan or LIBOR Loan, (all as applicable), effective on the expiration of the then-current Interest Period therefor upon written notice given to the Bank at least three
(3) Business Days prior to the end of such Interest Period, as to a LIBOR Loan, and at least one (1) business Day prior to the end of such Interest Period, for a Prime Rate Loan. In the event the Borrower shall fail to provide such notice as to any Loan, and in any event if an Event of Default shall have occurred and be continuing at the end of any Interest Period for any Loan, then such Loan shall be continued as or be converted into a Prime Rate Loan for the next Interest Period.

Optional Prepayment

The Borrower shall have the right (i) at any time and from time to time to prepay any Prime Rate Loan in full, or in part, without penalty, on at least one
(1) Business Day's prior written notice to the Bank and (ii) to prepay any LIBOR Loan in full, or in part, on the last day of the Interest Period relating to such Loan, without penalty, on at least three (3) Business Days' prior written notice to the Bank. Any prepayment of a LIBOR Loan on a day other than the last day of the Interest Period relating to such Loan shall be in full, and upon at least three (3) Business Days' prior written notice to the Bank, and shall be subject to the provisions included herein under "Break-Funding Payment". A notice of prepayment shall specify the prepayment date (which shall be a Business Day) and the principal amount to be prepaid, shall be irrevocable and shall commit the Borrower to prepay the Loan in full on the date and in the amount stated therein. Each prepayment hereunder shall be accompanied by accrued interest on the principal amount of the Loan so prepaid to the date of prepayment.

Capital Adequacy

If the Bank shall have determined that the applicability of any law, rule, regulation or guideline adopted pursuant to or arising out of the July 1988 report of the Basle Committee on Banking Regulations and Supervisory practices entitled "International Convergence of Capital Measurement and Capital Standards", or the adoption after the date hereof of any other law, rule regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank (or any lending office of the Bank) or the Bank's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Bank's capital or on the capital of the Bank's holding company, if any, as a consequence of its obligations hereunder to a level below that which the Bank or the Bank's holding company could have achieved but for such adoption, change or compliance (taking into consideration the Bank's policies and the policies of such deemed by the Bank to be material), then from time to time the Borrower shall pay to the Bank such additional amount or amounts as will compensate the Bank or the Bank's holding company for any such reduction suffered.

Increased Cost

If at any time after the date hereof, the Board of Governors of the Federal Reserve System or any political subdivision of the United States of America or any other government, governmental agency or central bank shall impose or modify any reserve or capital requirement on or in respect of loans made by or deposits with the Bank or shall impose on the Bank or the Eurocurrency market any other conditions affecting Loans, and the result of the foregoing is to increase the cost to (or, in the case of Regulation D, to impose a cost on) the Bank of making or maintaining any Loan or to reduce the amount of any sum receivable by such Bank in respect thereof, by an amount deemed by the Bank to be material, then, within 30 days after notice and demand by the Bank, the Borrower shall pay to the Bank such additional amounts as will compensate the Bank for such increased cost or reduction; provided that the Borrower shall not be obligated to compensate the Bank for any increased cost resulting from the application of Regulation D to the extent already reflected in the definition of Adjusted LIBO Rate. A certificate of the Bank claiming compensation hereunder and setting forth the additional amounts to be paid to it hereunder and the method by which such amounts were calculated shall be conclusive in the absence of manifest error.

Break-Funding Payment

In the event of (a) the payment of any principal of any LIBOR Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any LIBOR Loan other than on the last day of the Interest Period applicable thereto or (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(b) and is revoked in accordance therewith), then, in any such event, the Borrower shall compensate each Bank for the loss, cost and expense attributable to such event. As to any LIBOR Loan, any such loss, cost or expense shall be deemed to include (as liquidated damages, and not as a penalty) an amount determined by the Bank to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such LIBOR Loan had such event not occurred, at the Adjusted LIBOR Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then-current Interest Period therefor over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which the Bank would bid were it to bid for dollar deposits on the date of such prepayment of a comparable amount and period from other banks in the eurodollar market. The Borrower acknowledges that the Bank might not fund its portfolio(s) of loans bearing interest by reference to the Adjusted LIBO Rate, or any prepayment thereof, on a loan-by-loan basis or in such manner at all times and agrees that the foregoing is a reasonable and appropriate method of calculating liquidated damages for any such event irrespective of whether any of the foregoing transactions have in fact occurred or occurred precisely as stated with respect to the applicable Loan. All calculations and determinations by the Bank of the amounts payable pursuant to the preceding provisions or of any element thereof, if made in accordance with its then standard procedures for so calculating or determining such amounts, shall be conclusive absent manifest arithmetic error.

Anything to the contrary in this Note notwithstanding, the foregoing provisions shall not apply with respect to any mandatory prepayment of LIBOR Loans on any day other than the last day of the Interest Period therefore if the Borrower elects, in its sole discretion, to deposit the amount of any such prepayment into a cash collateral account of the Borrower at the Bank to be held by the Bank until the last day of such Interest Period at which time the Bank shall be authorized (without any further action by notice to or from the Borrower) to apply such amount of the prepayment of such LIBOR Loan; provided that at all times from the prepayment date to the last day of such Interest Period not Event of Default shall occur and provided, further, that on such last day such prepayment amount is actually so applied to effect such prepayment.

Change in Legality

     (a) Notwithstanding anything to the contrary contained elsewhere in this Note, if any change after the date hereof in any law or regulation or in the interpretation thereof by any governmental authority charged with the administration thereof shall make it unlawful (based on the opinion of any counsel, whether in-house, special or general, for the Bank) for the Bank to make or maintain any Loan or to give effect to its obligations as contemplated hereby with respect to any Loan, then, by written notice to the Borrower by the Bank, the Bank may require that all outstanding Loans made by it be converted to Prime Rate Loans, whereupon all such Loans shall be automatically converted to Prime Rate Loans as of the effective date of such notice as provided in paragraph (b) below. In addition, upon receipt of such notice by the Bank, the Borrower shall be prohibited from requesting LIBOR Loans from the Bank unless such declaration is subsequently withdrawn.

     (b) For purposes of this Section, a notice to the Borrower by the Bank pursuant to paragraph (a) above shall be effective, if lawful and if any Loans shall then be outstanding, on the last day of the then current Interest Period; otherwise, such notice shall be effective on the date of receipt by the Borrower.

Guaranty and Security

This Note and all existing and future obligations of the Borrower hereunder and with respect to the Loans, among other things, is guarantied by The Popcorn Factory, Inc., a Delaware corporation, Cheryl & Co., an Ohio corporation and 1-800-Flowers.com, Inc., a Delaware corporation (collectively, the "Guarantors") pursuant to that certain Guaranty dated as of the date hereof (including any modifications or amendments thereto, the "Guaranty") and secured by, among other things, the collateral described in that certain Security Agreement dated as of the date hereof (including any amendments or modifications thereto, the "Security Agreement") executed by the Borrower and the Guarantors.

Representations

The Borrower represents and warrants that

     (a) Each of the Borrower and each Guarantor (together, the "Obligors") is duly organized, validly existing and in good standing under the laws of their respective jurisdictions of organization and has all requisite power and authority to carry on its business as now conducted and to execute, deliver and perform this Note, the Security Agreements, the Guaranty and all other related instruments, agreements or documents (collectively, the "Relevant Documents") to which such Obligor is a party and the transactions herein and therein contemplated.

     (b) Each Obligor's execution, delivery and performance of each Relevant Document to which it is a party and its consummation of the transactions provided for herein and therein, have been duly authorized by all necessary corporate and shareholder action. Each Relevant Document has been duly executed and delivered on behalf of each Obligor party thereto and constitutes the legal, valid and binding obligation of such Obligor, enforceable against it in accordance with its terms, except as may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally, now or hereafter in effect, and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

     (c) The execution and delivery by each Obligor of each Relevant Document to which it is a party, the performance of the transactions contemplated by and the fulfillment of the terms hereof and thereof, do not conflict with or violate in any material respect any law or regulation applicable to such Obligor or conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, its organizational and/or governing documents or of any indenture, mortgage, deed of trust or other material contract, agreement or instrument to which such Obligor is a party or by which it or any of its properties are bound or result in the creation or imposition of any lien, mortgage, security interest, pledge, charge or other encumbrance of any kind (collectively, "Lien") on any of its assets other than the Liens created by any such Relevant Document.

     (d) No authorization, consent, license, order or approval of, registration or declaration with, any Federal, state, local or foreign government (or political sub-division thereof) or governmental agency, authority, regulatory body, instrumentality or other entity or of any court or other judicial body or entity (collectively "Governmental Authority") or other person or entity is required to be obtained, effected or given by any Obligor in connection with its execution, delivery and performance of each Relevant Document to which it is a party and the consummation of the transactions herein and therein contemplated except for such filings or registrations in such foreign jurisdictions as may be necessary to prefect the Lien created by the Relevant Documents under the laws of such foreign jurisdictions.

     (e) There are no actions, suits or proceedings (whether or not purportedly on behalf of any Obligor) pending or, to the knowledge of the Borrower, threatened against any Obligor at law or in equity or before or by any Governmental Authority which involve any of the transactions contemplated herein or, if adversely determined against any Obligor, would adversely affect the validity, binding effect or enforceability of any of, the Relevant Documents or of any Lien created thereunder.

     (f) Each Obligor is in material compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, mortgages, deeds of trust or other material contracts, agreements or instruments to which such Obligor is a party or by which it or any of its properties are bound.

     (g) No Obligor is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended, or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended.

     (h) No Obligor is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying "margin stock" (as defined under Regulation U as promulgated by the Board of Governors of the Federal Reserve System Federal Reserve Board and as in effect from time to time) and no part of the proceeds of any Loan hereunder will be used to buy or carry any such "margin stock".

     (i) The Liens created by the Security Agreements are valid, binding and enforceable Liens on the Collateral described therein (except as enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally, now or hereafter in effect, and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity); such Liens have been duly perfected under the laws of the United States of America and the constituent States thereof and are and will be prior to all other Liens which may now or hereafter exist or be imposed upon such Collateral other than Permitted Liens (as defined in the Security Agreements).

Covenants

The Borrower covenants and agrees that, for so long as this Note, any Loans or other obligations hereunder or under the Letters of Credit remain outstanding and unsatisfied, it will not, and will not permit any Obligor or any Subsidiary of any Obligor to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of any Obligor or any Subsidiary of any Obligor to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Obligor or any Subsidiary of any Obligor to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to any Obligor or any Subsidiary of any Obligor or to guarantee indebtedness of any Obligor or any Subsidiary of any Obligor.

Events of Default

     If any of the following events (each, an "Event of Default") shall occur and be continuing:

          (a) the Borrower shall fail to make payment when due of any principal of or interest on the Loan or any other amount payable hereunder or under any other relevant Document the Guarantor shall fail to make any payment under its Guaranty or any other Relevant Document when due; or

          (b) any Obligor shall fail to perform or observe any agreement or covenant herein or in any Guaranty, any Security Agreement or any other Relevant Document; or

          (c) any representation or warranty made by any Obligor herein or in the Guaranty, any Security Agreement or any other Relevant Document shall prove to have been incorrect in any material respect when made or given; or

          (d) any Obligor shall default in the payment of any other outstanding indebtedness to any Person, the aggregate outstanding principal amount of which, together with the aggregate outstanding principal amount of all other outstanding indebtedness similarly in default, equals or exceeds $100,000 (collectively, the "Material Indebtedness") or of any other indebtedness, obligation or liability to the Bank, and in any such case any applicable grace period therefor shall have expired, or any event or condition shall occur or exist which shall permit the holder of such Material Indebtedness or the Bank, as applicable, to accelerate the maturity thereof or if any such acceleration shall occur: or

          (e) any Obligor shall be adjudged to be insolvent (however such insolvency may be evidenced), or proceedings are instituted by or against any Obligor under the United States Bankruptcy Code or under any bankruptcy, reorganization or insolvency law or other similar law for the relief of debtors or if a receiver, conservator, trustee, guardian or other similar official shall be appointed for any Obligor or for any of their respective property or if proceedings for such purpose shall be commenced; and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, such proceeding shall remain undismissed or unstayed for a period of at least 45 consecutive days; or

          (f) there shall be a material adverse change from June 30, 2001, in the Bank's opinion, in the business, assets, operations, or condition, financial or otherwise, of any Obligor;

          (g) complete or partial liquidation or suspension of any business of any Obligor; or

          (h) dissolution, liquidation, merger, consolidation or reorganization of any Obligor; or

          (i) attachment, distraint, levy, execution or judgment against any Obligor or any of its property; or

          (j) any Obligor or any Subsidiary of any Obligor shall create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it (other than Permitted Liens), or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof; or

          (k) any Obligor shall in any way deny their respective liabilities under, or contest the validity, binding effect or enforceability of, any Relevant Document or the existence, validity or priority of any Liens created thereunder or if any such Relevant Document or Lien shall be determined or declared by any Governmental Authority to be invalid, unperfected or unenforceable; or

          (l) James F. McCann shall fail to (i) be the Chairman and Chief Executive Officer of 1-800-Flowers.com or (ii) beneficially own and control fifty one percent (51%) of the voting stock of 1-800-Flowers.com (for purposes of this clause (l), James F. McCann shall be deemed to no longer beneficially own and control the voting stock of 1-800-Flowers.com upon his death);

then, in any such case the Bank may declare this Note and all Loans and other obligations outstanding hereunder to be forthwith due and payable, together with accrued interest, whereupon the same will become forthwith due and payable, without demand, presentment, protest, notice of dishonor or any other notice or demand whatsoever, all of which are expressly waived. Notwithstanding the foregoing, upon a default under subsection (vi) hereunder, this Note and all Loans and other obligations outstanding hereunder shall become immediately due and payable without demand, presentment, protest, notice of dishonor or any other notice or demand whatsoever, all of which are expressly waived.

The Bank, in addition to any rights available to it under this Note and under applicable law, shall have the right immediately to set off against this Note and/or any Loans all monies or claims owed by the Bank in any capacity to the Borrower (including without limitation with respect to the Borrower's deposit accounts with the Bank), whether or not such monies or claims are then due, and the Bank shall be deemed to have exercised such right to set off and to have made a charge against any such money or claim immediately upon the occurrence of any of the foregoing Events of Default even though such charge is made or entered on the books of the Bank subsequent to those events. Further, the Bank shall have a lien on, and security interest in, the deposit balances of the Borrower and any other asset or property of the Borrower at any time and for any reason whatsoever in the possession or custody or under the control of the Bank or any affiliate thereof and may at any time, apply the same to this Note or any Loans, whether or not due.

Definitions

         A.       Adjusted LIBO Rate

                  "Adjusted LIBO Rate" shall mean, with respect to any Loan for any Interest Period, an interest rate per annum equal to the product of (i) the LIBO Rate in effect for such Interest Period and (ii) Statutory Reserves.

                  "LIBO Rate" shall mean, with respect to any Loan for any Interest Period, the rate (rounded upwards, if necessary, to the next 1/16 of 1%) at which dollar deposits approximately equal in principal amount to such Loan and for the maturity equal to the applicable Interest Period are offered to the Bank in immediately available funds in the London interbank market at approximately 11:00 a.m., New York City time, two
                  (2) Business Days prior to the commencement of such Interest Period.

                  For so long as any Loan hereunder shall bear interest at the Adjusted LIBO Rate such Loan shall be deemed a LIBOR Loan.

         B.       Adjusted Prime Rate

                  "Adjusted Prime Rate" shall mean, with respect to any Loan for any Interest Period, the interest rate in effect for such Loan as provided under clause (b) under the heading "Interest" above.

                  For so long as any Loan hereunder shall bear interest at the Adjusted Prime Rate such Loan shall be deemed a Prime Rate Loan.

         C.       Business Day

                  A "Business Day" shall mean any day other than a Saturday, Sunday or other day on which the Bank is authorized or required by law or regulation to close, and which is a day on which transactions in dollar deposits are being carried out in London.

         D.       Interest Payment Date

                  "Interest Payment Date" shall mean as to any Loan (or portion thereof), the last day of each Interest Period relating to such Loan (or portion thereof), and if such Interest Period is longer than one month, the last Business Day of each calendar month after the first day thereof.

         E.       Interest Period

                  "Interest Period" shall mean (a) for each LIBOR Loan, the period commencing on the date of such Loan or, as appropriate, commencing on the last day of the immediately preceding Interest Period for such Loan, and ending on the numerically corresponding day (or if there is no numerically corresponding day, the last day) in the calendar month that is one (1), two
                  (2) or three (3) months thereafter, as the Borrower may elect and (b) for each Prime Rate Loan, the period commencing on the date of such Loan or, as appropriate, commencing on the last day of the immediately preceding Interest Period for such Loan, and ending one month thereafter (or on the Maturity
                  Date); provided, however, that (i) if any Interest Period would end on a day which shall not be a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, with respect to LIBOR Loans, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the first preceding Business Day and (ii) no Interest Period may be selected that expires later than the Maturity Date, and provided, further, that the Borrower may select an Interest Period shorter than any of the aforementioned Interest Periods which shall commence on the last day of the preceding Interest Period for a Loan and shall end on the Maturity Date.

         F.       Loan

                  "Loan" shall mean the borrowing(s) by the Borrower evidenced hereby.

G.       Maturity Date

                  "Maturity Date" shall mean December 31, 2006.

         H.       Prime Rate

                  "Prime Rate" shall mean the interest rate publicly announced to be in effect by the Bank from time to time as its prime rate, adjusted effective as of the date of each such change.



         I        Statutory Reserves

                  "Statutory Reserves" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the applicable statutory reserve requirements for the Bank (without duplication, but including, without limitation, basic, supplemental, marginal and emergency reserves), from time to time in effect under Regulation D with respect to eurocurrency funding currently referred to as "Eurocurrency liabilities" in Regulation D. It is agreed that for purposes hereof each LIBOR Loan shall be deemed to constitute a "Eurocurrency liability" as defined in Regulation D and to be subject to the reserve requirements of Regulation D, without benefit of credit or proration, exemptions or offsets which might otherwise be available to the Bank from time to time under Regulation D.

         J        Person

                  "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental body, agency or authority or other entity.

         K       Subsidiary

                  "Subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with Generally Accepted Accounting Principles as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

         Participations; Federal Reserve Bank

     The Bank reserves the right to sell or assign the Note or participations therein or in any Loan and to provide any assignee, participant or prospective assignee or participant with information of the Borrower previously received by the Bank. Furthermore, this Note may be pledged or assigned by the Bank to any Federal Reserve Bank.

         Jurisdiction and Governing Law, Etc.

     THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE.

     The undersigned agrees to pay to the Bank, as soon as incurred, all costs and expenses incurred in connection with the preparation, enforcement or collection of this Note and the other Relevant Documents, including reasonable inside or outside counsel fees and expenses. Each and every right and remedy hereby granted to the Bank or allowed to it by law shall be cumulative and not exclusive and each may be exercised by the Bank from time to time and as often as may be necessary. The Bank may release any party without notice to the Borrower without affecting the liability of the Borrower hereof.

     The term "undersigned" as used herein shall, if this instrument is signed by more than one party, means the "undersigned and each of them" and each undertaking herein contained shall be their joint and several undertaking.

     The Borrower irrevocably (i) consent(s) to the nonexclusive jurisdiction and venue of the state or federal courts located in the State of New York, County of Nassau or County of Suffolk, in connection with any action or proceeding arising from or related to this Note or the Loans and agrees that the Bank, may at its option and in its sole discretion, employ the summary judgment procedures afforded by Section 3213 of the New York Civil Practice Laws and Rules to enforce this Note (and agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law), (ii) waives, to the fullest extent it may effectively do so, all objections to venue and the defense of an inconvenient forum to the maintenance of any such action or proceeding, (iii) agrees that service of process by the Bank in connection with any such action or proceeding shall be effective and binding on the undersigned if sent to the undersigned by certified mail or nationwide overnight deliver service addressed to the address(es) specified below or to such further address(es) as the undersigned may specify to the Bank in writing and (iv) agrees that nothing in this paragraph or elsewhere in this Note shall affect the right of the Bank to serve legal process in any other manner permitted by law or affect the right of the Bank to bring any action or proceeding against the undersigned or its property in the courts of any other jurisdictions

     THE UNDERSIGNED hereby WAIVES, in connection with any action or proceeding arising under or relating to this Note or any other Applicable Documentation or the Liabilities, to the fullest extent permitted by applicable law, (i) any right to A TRIAL BY JURY, (ii) any defense or claim based upon any STATUTE OF LIMITATIONS, LACHES or DELAY BY THE BANK, (iii) any defense or claim based upon FAILURE TO OR TIMING OF RESORT TO COLLATERAL (including those alleging an impairment or deficiency), (iv) any defense or claim based upon FRAUDULENT INDUCEMENT, or (v) any SET-OFF or COUNTERCLAIM of any nature or description UNLESS SUCH COUNTERCLAIM IS A COMPULSORY OR MANDATORY COUNTERCLAIM UNDER APPLICABLE LAWS GOVERNING CIVIL PROCEDURE.

     No failure or delay by the Bank in exercising any right, power or remedy hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or of any other right, power or remedy. The rights, powers and remedies herein provided shall be cumulative and not exclusive of any rights, powers or remedies otherwise available. No amendment or waiver of or consent to departure from this Note shall in any event be effective unless in writing and executed by the Bank, and then shall be effective solely in the specific instance and for the specific purpose for which given. This Note, the Guaranty and the Security Agreements constitutes the entire agreement among the parties relating to the subject matter hereof and shall supersede any and all previous written or oral promises, agreements or understandings relating thereto. Any provision herein deemed illegal, invalid or unenforceable in a particular jurisdiction shall be ineffective (only to the extent so deemed) in such jurisdiction, but without affecting the effectiveness in such jurisdiction of any other provision hereof or of such provision in any other jurisdiction. This Note shall inure to the benefit of the Bank and its successors and assigns and shall be binding upon the Borrower and its or their estates, heirs or successors; provided, however, that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the express written consent of the Bank and any attempted assignment or transfer without such consent shall be null and void.

     IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed by a duly authorized and incumbent officer as of the date first above written.


                                         800-FLOWERS.COM, INC.


                                         By:  /s/ William E. Shea
                                         Name: William E. Shea
                                         Title:   Treasurer

                                         800-FLOWERS, INC.


                                         By:  /s/ William E. Shea
                                         Name: William E. Shea
                                         Title:   Treasurer


                                         THE CHILDREN'S GROUP, INC.


                                         By:  /s/ William E. Shea
                                         Name: William E. Shea
                                         Title:   Treasurer



                                         THE PLOW & HEARTH, INC.


                                         By:  /s/ William E. Shea
                                         Name: William E. Shea
                                         Title:   Vice President, Ass. Treasurer

282190v1
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
                                                        GRID SCHEDULE


                                       AMOUNT                                      AMOUNT OF
                      TYPE OF            OF                  INTEREST              PRINCIPAL              BALANCE
      DATE             LOAN             LOAN                   RATE                 REPAID                  DUE
      ----             ----             ----                   ----                 ------                  ---


